Exhibit 99.1

Tidewater to Present at the Credit Suisse 2014 Energy Summit

NEW ORLEANS, February 6, 2014 –Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Credit Suisse 2014 Energy Summit in Vail, Colorado on Wednesday, February 12, 2014, at approximately 7:30 a.m. Mountain time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

1